Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 1, 2016, relating to the financial statements of Sunstock, Inc. (which report expresses an unqualified opinion on the financial statements and an explanatory paragraph referring to the Company’s ability to continue as a going concern), appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ Hall & Company Certified Public Accountants & Consultants, Inc.
Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

September 1, 2016